    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 2002

                                                 REGISTRATION NO. 333-
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                                        94-2835068
        (State or other jurisdiction of                          (I.R.S. Employer
         incorporation or organization)                       Identification Number)

                             ---------------------
                             METAL MANAGEMENT, INC.
                       500 N. DEARBORN STREET, SUITE 405
                               CHICAGO, IL 60610
                                 (312) 645-0700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                METAL MANAGEMENT, INC. 2002 INCENTIVE STOCK PLAN
                            (Full title of the Plan)

                                Robert C. Larry
                            Chief Financial Officer
                             Metal Management, Inc.
                       500 N. Dearborn Street, Suite 405
                               Chicago, IL 60610
                                 (312) 645-0700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                              Copies requested to:

                              E. William Bates, II
                                King & Spalding
                          1185 Avenue of the Americas
                            New York, New York 10036
                                 (212) 556-2100
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED             PROPOSED
                                                                 MAXIMUM              MAXIMUM
                                         AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED          PER SHARE(1)        OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
  share............................        2,000,000              $3.75             $7,500,000              $690
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on a price of $3.75 per share, the average of the bid and asked price of Metal Management Inc.'s common stock on the Nasdaq over-the-counter bulletin board (the "OTC Bulletin Board" or the "OTC market") on October 16, 2002. There was no trading of Metal Management, Inc.'s common stock on the dates of October 17, 2002 through October 23, 2002.

     THIS REGISTRATION STATEMENT ("REGISTRATION STATEMENT") ON FORM S-8 RELATES TO THE OFFER AND SALE OF UP TO 2,000,000 SHARES OF COMMON STOCK (THE "COMMON STOCK") OF METAL MANAGEMENT, INC. (THE "COMPANY"), TO BE ISSUED TO THE COMPANY'S EMPLOYEES, CONSULTANTS AND DIRECTORS PURSUANT TO THE METAL MANAGEMENT, INC. 2002 INCENTIVE STOCK PLAN (THE "PLAN").
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

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

     1. The Annual Report of the Company on Form 10-K for the fiscal year ended March 31, 2002;

     2. All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2002; and

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated August 23, 2001, filed under
        Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to some statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (d) for any transaction from which the director derived an improper personal benefit. Metal Management, Inc.'s Certificate of Incorporation provides that Metal Management, Inc.'s directors shall not be liable to the Company or its stockholders for breach of fiduciary duty as a director, except for liability arising out of clauses (a) through (d) in the preceding paragraph. The Certificate of Incorporation and Metal Management, Inc.'s by-laws further provide that Metal Management, Inc. shall indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, Metal Management, Inc. maintains director and officer liability insurance policies.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8. EXHIBITS.

    EXHIBIT                           DESCRIPTION
    -------                           -----------
      5.1     Opinion of King & Spalding.
     23.1     Consent of PricewaterhouseCoopers LLP.
     23.2     Consent of King & Spalding (included in Exhibit 5.1).
     24.1     Power of Attorney (included on signature page).
     99.1     Metal Management, Inc. 2002 Incentive Stock Plan.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to of Regulation S-K if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 24th day of October, 2002.

                                          METAL MANAGEMENT, INC.

                                          By:      /s/ ALBERT A. COZZI
                                            ------------------------------------
                                              Name: Albert A. Cozzi
                                              Title: Chairman of the Board and
                                                     Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Albert A. Cozzi and Robert C. Larry and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated on the 24th day of October, 2002.

                SIGNATURE                                             TITLE
                ---------                                             -----
           /s/ ALBERT A. COZZI                 Director, Chairman of the Board and Chief Executive
------------------------------------------                           Officer
             Albert A. Cozzi                              (Principal Executive Officer)

           /s/ MICHAEL W. TRYON                       President and Chief Operating Officer
------------------------------------------
             Michael W. Tryon

           /s/ ROBERT C. LARRY                Executive Vice President, Finance and Chief Financial
------------------------------------------                           Officer
             Robert C. Larry                              (Principal Financial Officer)

            /s/ AMIT N. PATEL                        Vice President, Finance and Controller
------------------------------------------               (Principal Accounting Officer)
              Amit N. Patel

           /s/ DANIEL W. DIENST                                     Director
------------------------------------------
             Daniel W. Dienst

           /s/ JOHN T. DILACQUA                                     Director
------------------------------------------
             John T. DiLacqua

         /s/ KEVIN P. MCGUINNESS                                    Director
------------------------------------------
           Kevin P. McGuinness

          /s/ HAROLD J. ROUSTER                                     Director
------------------------------------------
            Harold J. Rouster

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------
  5.1     Opinion of King & Spalding.
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of King & Spalding (included in Exhibit 5.1).
 24.1     Power of Attorney (included on signature page).
 99.1     Metal Management, Inc. 2002 Incentive Stock Plan.